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                                                                   EXHIBIT 99.7

                                    CONSENT

   The undersigned, who has agreed to serve as a member of the Board of Directors of Hewlett-Packard Company (the "Company") following the completion of the merger between Compaq Computer Corporation and Heloise Merger Corporation, a wholly-owned subsidiary of the Company, hereby grants the Company consent to use his name in its Registration Statement on Form S-4 and all amendments, including post-effective amendments, to the Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of
1933).

Dated:  January 29, 2002

                                                /s/  MICHAEL D. CAPELLAS
                                          _____________________________________
                                                    Michael D. Capellas